Exhibit 10.1
TERMINATION AGREEMENT
THIS TERMINATION AGREEMENT (this “Termination Agreement”), dated as of October 20, 2023, is made by and between Ellington Financial Inc., a Delaware corporation (“Parent”), and Great Ajax Corp., a Maryland corporation (the “Company”, each a “Party” and together the “Parties”). Unless otherwise indicated, each capitalized term used and not otherwise defined in this Termination Agreement has the meaning given to such term in the Merger Agreement (as defined below).
RECITALS
WHEREAS, Parent, EF Acquisition I LLC, a Maryland limited liability company and a direct, wholly-owned Subsidiary of Parent, and the Company are parties to that certain Agreement and Plan of Merger dated as of June 30, 2023 (the “Merger Agreement”); and
WHEREAS, Section 8.1(a) of the Merger Agreement provides that the Merger Agreement may be terminated prior to the Effective Time by mutual written consent of the Company and Parent.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Termination of the Merger Agreement. The Parties agree that, immediately upon execution and delivery of this Termination Agreement, the Merger Agreement is (i) terminated, such agreement constituting the requisite mutual written consent required to terminate the Merger Agreement pursuant to Section 8.1(a) of the Merger Agreement and otherwise as may be required pursuant to applicable law and (ii) forthwith void and without effect, and notwithstanding anything in the Merger Agreement (including Section 8.2 thereof) to the contrary, no party to the Merger Agreement shall have any liability of any nature whatsoever under the Merger Agreement or in connection with the transactions contemplated by the Merger Agreement, provided that Section 6.6(b) of the Merger Agreement and the Non-Disclosure Agreement shall survive such termination of the Merger Agreement and the Non-Disclosure Agreement shall remain in full force and effect in accordance with the terms and conditions thereof.
2.Termination Fee. The Parties acknowledge and agree that concurrently with the execution and delivery of this Termination Agreement, Parent has paid a termination fee of five million dollars ($5,000,000) to the Company in cash by wire transfer of immediately available funds, free of costs and charges, to an account previously designated by the Company to Parent in writing. In addition, Parent has agreed with the Company to purchase 1.666 million shares of the Company's common stock, par value $0.01 per share, pursuant to an effective registration statement in a registered direct offering on the date hereof, with such securities purchase commitment evidenced by a separate purchase agreement (the “Purchase Agreement”), at a price of $6.60 per common share, all as detailed in the Purchase Agreement.
3.Release of Claims.
(a)Release and Discharge by the Company. In consideration of the terms and conditions set forth in this Termination Agreement, the Company, on behalf of itself and its Subsidiaries and Affiliates, hereby fully, finally and completely releases and discharges Parent and its Subsidiaries and Affiliates (collectively, the “EFC Parties”), of and from any and all claims, rights, causes of action, liens, debts, liabilities, demands, agreements, damages or injuries of any nature or sort (whether known or unknown, liquidated or unliquidated, contingent or fixed, past, present, or future) that are based on, arise out of, incidental to, in connection with, or related in any way to, the Merger Agreement or the transactions contemplated thereby (the “Released Claims”), from the beginning of time through the date hereof, except for any claims arising as a result of breach of this Termination Agreement or the Purchase Agreement. For purposes of this Termination Agreement, “Affiliates” means a Party’s current and future parent companies, subsidiaries and other affiliated entities, and the officers, directors, shareholders, managers, members, partners, principals, employees, consultants, representatives and agents of such Party, and of such Party’s parent company, subsidiaries and other affiliated entities, and the successors and assigns of each of them.
(b)Release and Discharge by the EFC Parties. In consideration of the terms and conditions set forth in this Termination Agreement, the EFC Parties, hereby fully, finally and completely release and discharge each of the Company, its Subsidiaries and Affiliates, of and from any and all Released Claims, from the beginning of time through the date hereof, except for any claims arising as a result of breach of this Termination Agreement or the Purchase Agreement.
4.No Reliance.
(a)Each Party acknowledges and agrees that in entering into this Termination Agreement, except as expressly set forth herein, it is not relying on any representations or warranties made by any Person (including any officers, directors, attorneys, representatives, employees, agents, and insurers of any Party) regarding this Termination Agreement or the implications hereof.
(b)With respect to the Released Claims, the Parties, on behalf of themselves and their Subsidiaries and Affiliates, as applicable, expressly waive, to the fullest extent permitted by Law, the provisions, rights, and benefits of § 1542 of the California Civil Code (and any similar Law of any other state, territory or jurisdiction), which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
5.Further Cooperation to Effectuate This Termination Agreement. The Parties covenant and agree that, without expanding their substantive obligations hereunder, they shall do all acts and execute and obtain all documents, to the full extent necessary or appropriate, to implement and enforce this Termination Agreement according to its terms.
6.Confidential Information. Within five (5) business days of the date hereof, each Party shall return or destroy all Confidential Information (as defined in the Non-Disclosure Agreement), subject to and in accordance with Section 8 of the Non-Disclosure Agreement. Section 15 of the Non-Disclosure Agreement is hereby deleted and replaced in its entirety with the following: “This Agreement shall terminate on October 20, 2025.”
7.Entity Level Power/Authorization. The Parties warrant and represent that:
(a) each of them has the entity level power and authority and the legal right to make, deliver and perform under this Termination Agreement, and have taken all necessary entity level actions to authorize execution, delivery and performance under this Termination Agreement;
(b)this Termination Agreement has been duly executed and delivered on behalf of the Parties; and
(c)this Termination Agreement constitutes legal, valid and binding obligations of the Parties, enforceable against them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting the rights and remedies of creditors generally and the effect of general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at Law).
8.Authority to Execute Agreement. By signing below, each Party represents and warrants that the person signing this Termination Agreement on its behalf has authority to bind that Party and that the Party’s execution of this Termination Agreement is not in violation of any by-law, covenants, and/or other restrictions placed upon them by their respective entities.
9.Expenses; Costs of Enforcement. Each Party shall bear its own costs, expenses, and fees incurred by it in connection with the enforcement of this Termination Agreement.
10.Public Statements and Mutual Non-Disparagement. The joint press release of Parent and the Company announcing the termination of the Merger Agreement pursuant to this Termination Agreement is set forth on Annex A. Parent and the Company shall each issue the joint press release at 4:30 p.m., New York City time, on October 20, 2023. Thereafter, neither Party shall, nor shall it permit any of its Representatives to make any public or private disparaging statement about the other Party, the other Party’s current or former directors in their capacity as such, the other Party’s officers or employees (including with respect to such persons’ service at the other Party), the other Party’s subsidiaries, the business of the other Party’s subsidiaries or any of its or its subsidiaries’ current directors, officers or employees, including the business and current or former directors, officers and employees of the other Party’s Affiliates, the transactions contemplated by the Merger Agreement or the termination of the Merger Agreement, as applicable, except as required by applicable Law, regulation or stock exchange rule to which the relevant Party is subject, or by the order of any court of competent jurisdiction, or in direct connection with any claim not prohibited by this Termination Agreement (in which case such statements must be limited to the facts and circumstances surrounding such claim)
11.Miscellaneous Provisions.
(a)This Termination Agreement contains the entire agreement between the Parties and supersedes any and all prior agreements, arrangements, negotiations, discussions or understandings between the Parties relating to the subject matter hereof. No oral understanding, statements, promises or inducements contrary to the terms of this Termination Agreement exist. This Termination Agreement cannot be changed or terminated orally. Should any provision of this Termination Agreement be held invalid, illegal or unenforceable, it shall be deemed to be modified so that its purpose can lawfully be effectuated and the balance of this Termination Agreement shall be enforceable and remain in full force and effect.

(b)This Termination Agreement shall extend to, be binding upon, and inure to the benefit of the Parties and their respective successors, heirs and assigns.
(c)This Termination Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to its conflict of law rules. Each of the Parties hereby consents to the personal jurisdiction of the state and federal courts located in the State of Maryland in connection with any action arising from or relating in whole or part to this Termination Agreement.
(d)EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY BASED UPON, ARISING OUT OF OR RELATING TO THIS TERMINATION AGREEMENT
(e)This Termination Agreement may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, each Party has caused this Termination Agreement to be signed by its respective officer thereunto duly authorized, all as of the date first written above.

ELLINGTON FINANCIAL INC.

By:    /s/ Laurence Penn
Name: Laurence Penn
Title: Chief Executive Officer and President

GREAT AJAX CORP.

By: /s/ Lawrence Mendelsohn
Name: Lawrence Mendelsohn
Title: Chief Executive Officer

ANNEX A
Press Release
A-1